                                                         1598846

                                                        ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       OCT 23 1987

                                            MARCH FUNG EU, Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                               INTELLICHOICE, INC.

                                       I.

     The name of this corporation is INTELLICHOICE, INC.

                                       II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The name and address in the State of California of this corporation's initial agent for service of process is:

                  Peter Levy
                  4771 La Cresta Way
                  San Jose, California 95129

                                       IV.

     This corporation is authorized to issue only one class of shares of stock, designated as Common Stock, and the total number of shares which this corporation is authorized to issue is 10,000,000.

DATED:   10/23/87
        ----------


                                                  /s/ Peter Levy
                                                  ------------------------
                                                  Peter Levy, Incorporator

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                  /s/ Peter Levy
                                                  ------------------------
                                                      Peter Levy

                                                         A362153

                                                        ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       DEC 16 1988

                                            MARCH FUNG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               INTELLICHOICE, INC.

       Peter Levy and Steven Gross certify that:

      1. They are the President and Secretary, respectively, of INTELLICHOICE, INC., a California Corporation (the "Corporation")

      2. Article IV of the Articles of Incorporation of this Corporation is amended in its entirety as follows:

                                       "IV

            (a) (i) The Corporation is authorized to issue two classes of shares, to be designated respectively Preferred Stock ("Preferred") and Common Stock ("Common"). The total number of shares of Preferred the Corporation shall have authority to issue is 550,000 and the total number of shares of Common the Corporation shall have authority to issue is 10,000,000.

            The Corporation from time to time in accordance with the laws of the State of California shall increase the authorized amount of its Common if at any time the number of shares of Common remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

            (ii) The Preferred authorized by these Articles of InCorporation shall be issued in series as set forth herein. The first series of Preferred shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of Five Hundred Fifty Thousand (550,000) shares. The shares of each series of Preferred have the rights, preference, privileges and restrictions granted or imposed in paragraph (b) below.

            (b) The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

            Section 1. General Definitions. For purposes of this Article the following definitions shall apply:

      A. 'Junior Shares' shall mean all Common and any other shares of the Corporation other than the Preferred.

      B. 'Subsidiary' shall mean any Corporation at least 50% of whose outstanding voting shares shall at the time be owned by the Corporation or by one or more of such subsidiaries.

      C. 'Original Issue Date' shall mean the date on which the first shares of Series A Preferred were issued.

      Section 2. Dividend Rights of Preferred. The holders of the Series A Preferred shall be entitled to receive, out of any funds legally available therefor, cash dividends at the rate of Four Cents ($0.04) per annum, on each outstanding share of Series A Preferred, and no more, payable in preference and priority to any payment of any dividends on Junior Shares out of any funds legally available therefor, when and as declared by the Board of Directors. The right to such dividends on the Preferred shall not be cumulative, and no right shall accrue to holders of Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year. No dividend shall be declared or paid with respect to the Common during any fiscal year unless and until the dividends provided for in the first sentence of this Section 2 are declared and paid, or set apart for payment, on each outstanding share of Preferred. After dividends in the amount of Four Cents ($0.04) per share of Series A Preferred have been so declared and paid or set apart in any one fiscal year of the Corporation, if the Board thereafter elects to declare additional dividends in the same fiscal year out of funds legally available therefor, such additional dividends shall be declared solely on the Junior Shares. In the event that the Corporation shall have declared and unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred (as provided in Section 5 hereof), the Corporation shall pay such dividends, in cash to the holder(s) of Preferred.

      Section 3.  Liquidation Preference.

            (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Shares by reason of their ownership thereof, the amount of $.55 per share for each share of Series A Preferred then held by them (as appropriately adjusted for any stock dividends, stock splits, recapitalization, consolidation, or the like, with respect to such shares), and, in addition, an amount equal to all declared but unpaid dividends on such Series A Preferred, and no more, such amount to be payable in cash, or securities delivered in the transaction, or a combination of both. If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the respective preferential amount each such holder is entitled to receive. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and shall include, the Corporation's sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued, by such other entity.

            (b) Payment to Junior Shares. All of the preferential amounts to be paid to the holders of Preferred under this Section 3 shall be paid or set apart for payment prior to payment or setting apart for payment of any amount for, or the distribution of any amounts to, the holders of any Junior Shares in connection with such liquidation, dissolution or winding up. If the Corporation has assets remaining after payment or setting apart for payment of the preferential amounts so payable to the holders of the Preferred, the holders of Junior Shares shall be entitled to receive all remaining assets of the Corporation, pro rata, based upon the number of shares of Common (or the number of shares of Common into which shares of any other class could be converted) held by each holder at the record date for any distribution.

            (c) Valuation. For purposes of this Section 3, if the distributions or consideration received by the shareholders of the Corporation is other than cash, its value will be deemed to be its fair market value as determined in good faith by the Board of Directors of the Corporation. In the case of publicly traded securities listed on an exchange, fair market value shall mean the average last closing sale price as reported by such exchange or by a consolidated transaction reporting system for the five-day period immediately preceding the date such sale, merger, consolidation or other reorganization is consummated. In the case of publicly traded securities not listed on an exchange, fair market value shall mean the average last closing bid price as reported by the National Association of Securities Dealers Automatic Quotation System, Inc. or such successor or similar organization, for the five-day period immediately preceding the date on which such sale, merger, consolidation or other reorganization is consummated.

      Section 4.  Mandatory Redemption.

      (a) Mandatory Redemption; Price. The Corporation shall redeem one-third of the Series A Preferred outstanding (the "Redeemed Shares") each on the fifth
(5th), sixth (6th) and seventh (7th) anniversaries of the Original Issue Date. The Corporation shall pay cash for each share to be redeemed pursuant to this section 4 in the amount of $.55 per, share (as appropriately adjusted for any stock dividends, stock splits, recapitalization, consolidation, or the like, with respect to the Series A Preferred), together with an amount equal to any declared but unpaid dividends on Series A Preferred to the date fixed for redemption, and delivery of a certificate representing the number of shares of Common Stock which the holders would have received had they elected to convert the Redeemed Shares into Common upon the Redemption Date (as that term is defined below). Such amount and the number of shares of Common Stock is hereinafter referred to as the "Redemption Price."

      (b) Redemption Date; Notice. Not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for any redemption of Series A Preferred (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred to be redeemed, at the post office address last shown on the records of the Corporation, specifying the Redemption Date, the total number of Series A Preferred being redeemed, the number of Series A Preferred held by the holder to whom such notice is sent, the applicable Redemption Price, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or after the Redemption Date, each holder of Series A Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be cancelled. From and after the Redemption Date, all rights of the holders of Series A Preferred designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In the event fewer than all of the shares represented by such surrendered certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

      (c) Deposit. On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of one hundred million dollars ($100,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification to the Corporation pursuant to Section 4 (b). The balance of any funds deposited by the Corporation pursuant to this subparagraph 4 (c) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

      Section 5. Conversion. The holders of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Preferred, into such number of fully paid and non-assessable shares of Common, as is determined by dividing $.55 for each share of Series A Preferred by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion (the "Conversion Price") initially shall be $.55 for each share of Series A Preferred per share of Common. Such Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Automatic Conversion. Each share of Preferred automatically shall be converted into shares of Common at the then effective Conversion Price on the effective date of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the Corporation to the public at a price per share (prior to underwriting commissions and expenses) of not less than $2.00 per share (as adjusted for stock splits, recapitalization, consolidation or the like) and an aggregate offering price of not less than $2,000,000.

            (c) Mechanics of Conversion. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any share of Preferred. If, upon conversion of any share of Preferred, except for the provisions of this Section 5(c), the registered holder would be entitled to receive a fractional share of Common, then an amount equal to such fractional share multiplied by the then fair market value (as determined in good faith by the Corporation's Board of Directors) of a share of the Corporation's Common shall be paid by the Corporation in cash to such registered holder. Before any holder of Preferred shall be entitled to convert the same into shares of Common, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, or in the case of automatic conversion on the effective date of the offering as provided in Section 5(b), and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

             (d) Adjustments to Conversion Price for Diluting Issues.

                  (i) Special Definitions. For purposes of this Section 5(d), the following definitions shall apply:

                        (1) 'Options' shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                        (2) 'Convertible Securities' shall mean any evidences of indebtedness, shares (other than Common) or other securities convertible into or exchangeable for Common.

                        (3) 'Additional Shares of Common' shall mean all shares of Common issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common issued or issuable (or pursuant to Section 5(d)(iii), deemed to be issued):

                              (A) upon conversion of shares of Series A
Preferred; and

                              (B) to officers, directors or employees of, or
contractors or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or agreement approved by the Board of Directors not exceeding 535,000 shares of Common and including an additional 2,125,000 shares which were held by officers, directors, employees and consultants on October 21, 1988, which are repurchased from officers, directors, employees or consultants upon termination of the employment, consulting relationship or services to the Corporation of such person.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Series A Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred.

                  (iii) Deemed Issue of Additional Shares of Common.

                        (A) Options and Convertible Securities. In the event, at any time or from time to time after the Original Issue Date, the Corporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued as to Series A Preferred unless the consideration per share (determined pursuant to Section 5(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price applicable to the Series A Preferred in effect on the date of, and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                              (1) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable (including a decrease resulting from the expiration of such Options or the rights of conversion or exchange of such Convertible Securities), upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities as if such Options or Convertible Securities had never been issued;

                              (3) no readjustment pursuant to clause (2) above
shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

                              (4) no readjustment of the Conversion Price shall
occur upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities.

                        (B) Stock Dividends. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common payable in Common, the Additional Shares of Common shall be deemed to have been issued on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred in effect on the date of, and immediately prior to such issue, then, and in such event, such Conversion Price for Series A Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by the following formula:

CP(1) = CP(0) x      CS + C/CP(0)/(CS + AS)

where:

(1)  CP(0)     =     the Conversion Price in effect on the date of
                     and immediately prior to such issue;

(2)  CP(1)     =     the Conversion Price as so adjusted;

(3)  CS        =     the number of shares of Common outstanding
                     immediately prior to such issuance (including shares of Common issuable upon conversion or exercise of any Convertible Securities and the Preferred, or upon exercise of Options);

(4)  C         =     the aggregate consideration, if any,
                     received by the Corporation for the total number of Additional Shares of Common so issued, provided that if the Additional
                     Shares of Common are issued without
                     consideration then C shall be zero (0); and

(5)  AS        =     the number of such Additional Shares of
                     Common so issued.

and provided further that, immediately after any Additional Shares of Common are deemed issued pursuant to Section 5(d)(iii), such Additional Shares of Common shall be deemed to be outstanding shares of Common for the purposes of the foregoing formula.

                  (v) Determination of Consideration. For purposes of this
Section 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                        (1) Cash and Property: Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends, and provided further that no deduction shall be made for any commissions or expenses paid or incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received in respect of the Additional Shares of Common, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                        (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y) the maximum number of shares of Common (as set
forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (3) Stock Dividends. Any additional shares of Common deemed to have been issued relating to stock dividend shall be deemed to have been issued for no consideration.

                  (e) Adjustment for Subdivisions and Combinations. If the Corporation at any time or from time to time effects a subdivision of the outstanding Common, the Conversion Price of the Series A Preferred then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common, the Conversion Price of the Series A Preferred then in effect immediately before the combination shall be proportionately increased. Any adjustment of the Conversion Price of the Series A Preferred under this Section

5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive, a dividend or other distribution payable in additional shares of Common, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(e) as of the time of actual payment of such dividends or distributions.

                  (g) Adjustments for Other Dividends or Distributions. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of shares of Common entitled to receive a dividend or other distribution payable in securities or other property of the Corporation (other than shares of Common and other than as otherwise adjusted in this Section 5), then, and in each such event, provision shall be made so that the holders of shares of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Preferred been converted into shares of Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of shares of Preferred.

                  (h) Adjustments for Reclassification. Exchange and Substitution. If the shares of Common issuable upon conversion of the Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capitalization, reclassification or otherwise

(other than a subdivision or combination of shares, stock dividend, or reorganization, merger, consolidation or sale of assets, as provided for herein), then and in any such event each holder of Series A Preferred thereafter shall have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common into which such shares of Preferred might have been converted immediately prior to such recapitalization, reclassification or change, all subject to such further adjustments applicable as specified herein.

                  (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of Preferred.

                  (j) Notices of Record Date. In the event that the Corporation shall propose at any time:

                        (i) to declare any dividend or distribution upon its Common, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                        (iii) to effect any reclassification or recapitalization of its Common outstanding involving a change in the Common; or

                        (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred:

                              (1) at least ten (10) days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                              (2) in the case of the matters referred to in
(iii) and (iv) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common shall be entitled to exchange their Common for securities or other property deliverable upon the occurrence of such event)

      Each such written notice shall be given by certified or registered mail, postage prepaid, addressed to the holders of Preferred at the address for each such holder as shown on the books of this Corporation.

                        (k) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation by will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred against impairment.

      Section 6. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of Common issued and outstanding shall have one vote per share and the holder of each share of Preferred shall be entitled to the number of votes equal to the number of shares of Common into which such holder's shares of Preferred could be converted (as adjusted from time to time pursuant to Section 5 hereof) at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of shares of Common and Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. No fractional votes shall be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number.

       Section 7. Covenants. In addition to any other rights provided by law, so long as any Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred (not less than seventy-five percent (75%) in the case of item (c) below) voting as a class:

                  (a) Authorize or issue shares of any class or series having any preference or priority as to dividends or assets superior to any such preference or priority of Series A Preferred; or

                  (b) Increase the authorized number of shares of Preferred or Series A Preferred.

                  (c) Materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred.

      Section 8. Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of an outstanding share of Preferred shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees, officers, directors, consultants or other persons performing services for the Corporation or any Subsidiary upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

      Section 9. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common.

      Section 10. Status of Converted or Redeemed Stock. In the event any shares of Preferred shall be redeemed or converted, the shares so converted or redeemed shall be cancelled and shall not have the status of authorized but unissued shares of Preferred and shall not be issuable by the Corporation and the Articles of InCorporation of this Corporation shall be amended to effect the corresponding reduction in the Corporation's capital stock."

      3. The foregoing amendment of Articles of InCorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment of Articles of InCorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the Corporations Code. The total number of outstanding shares of the Corporation is

2,125,000 shares of Common Stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%. No other class of shares is outstanding.


                                    /s/ Peter Levy  12-15-88
                                    --------------------------
                                    Peter Levy, President


                                    /s/ Steven Gross  12/15/88
                                    --------------------------
                                    Steven Gross, Secretary

       The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

       Executed at San Jose, California on December __, 1988.


                                    /s/ Peter Levy  12-15-88
                                    -------------------------
                                    Peter Levy, President


                                    /s/ Steven Gross  12/15/88
                                    --------------------------
                                    Steven Gross, Secretary

                                                         A384508

                                                        ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       Mar 29 1990

                                            MARCH FUNG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               INTELLICHOICE, INC.

       Peter Levy and Steven Gross certify that:

      1. They are the President and Secretary, respectively, of INTELLICHOICE, INC., a California corporation.

      2. The Articles of Incorporation of this corporation are amended to include Articles V, VI, and VII as follows:

                                       "V.

      The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI.

      This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

                                      VII.

      Any repeal or modification of the foregoing provisions of Articles V and VI by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification."

      3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the Corporations Code. The total number of outstanding shares of the corporation is 2,125,000 shares of Common Stock and 290,000 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the classes voting together.


                                    /s/ Peter Levy
                                    -------------------------
                                    Peter Levy, President


                                    /s/ Steven Gross
                                    -------------------------
                                    Steven Gross, Secretary

      The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

      Executed at San Jose, California on March 2, 1989.


                                    /s/ Peter Levy
                                    -------------------------
                                    Peter Levy, President


                                    /s/ Steven Gross
                                    -------------------------
                                    Steven Gross, Secretary

                                                         A386003

                                                        ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       APR 27 1990

                                            MARCH FUNG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               INTELLICHOICE, INC.

      Peter Levy and Steven Gross certify that:

      1. They are the President and Secretary, respectively, of INTELLICHOICE, INC., a California Corporation (the "Corporation").

      2. Article IV of the Articles of Incorporation of this Corporation is amended in its entirety as follows:

                                       "IV

            (a) (i) The Corporation is authorized to issue two classes of shares, to be designated respectively Preferred Stock ("Preferred") and Common Stock ("Common"). The total number of shares of Preferred the Corporation shall have authority to issue is 850,000 and the total number of shares of Common the Corporation shall have authority to issue is 10,000,000.

            The Corporation from time to time in accordance with the laws of the State of California shall increase the authorized amount of its Common if at any time the number of shares of Common remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

                  (ii) The Preferred authorized by these Articles of Incorporation shall be issued in series as set forth herein. The first series of Preferred shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of Five Hundred Fifty Thousand (550,000) shares. The second series of Preferred shall be designated Series B Preferred Stock ("Series B Preferred") and shall consist of Three Hundred Thousand (300,000) shares. The shares of each series of Preferred have the rights, preference, privileges and restrictions granted or imposed in paragraph (b) below.

             (b) The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

      Section 1. General Definitions. For purposes of this Article the following definitions shall apply:

      A. 'Junior Shares' shall mean all Common and any other shares of the Corporation other than the Preferred.

      B. 'Subsidiary' shall mean any Corporation at least 50% of whose outstanding voting shares shall at the time be owned by the Corporation or by one or more of such subsidiaries.

      C. 'Original Issue Date' shall mean the date on which the first shares of Series A Preferred and Series B Preferred, respectively, were issued.

      Section 2. Dividend Rights of Preferred. The holders of the Series A Preferred shall be entitled to receive, out of any funds legally available therefor, cash dividends at the rate of (i) Four Cents ($0.04) per annum, on each outstanding share of Series A Preferred, and (ii) Six Cents ($0.06) per annum, on each outstanding share of Series B Preferred, and no more, payable in preference and priority to any payment of any dividends on Junior Shares out of any funds legally available therefor, when and as declared by the Board of Directors. The right to such dividends on the Preferred shall not be cumulative, and no right shall accrue to holders of Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year. No dividend shall be declared or paid with respect to the Common during any fiscal year unless and until the dividends provided for in the first sentence of this
Section 2 are declared and paid, or set apart for payment, on each outstanding share of Preferred. After dividends in the amount specified per share for each series of Preferred have been so declared and paid or set apart in any one fiscal year of the Corporation, if the Board thereafter elects to declare additional dividends in the same fiscal year out of funds legally available therefor, such additional dividends shall be declared solely on the Junior Shares. In the event that the Corporation shall have declared and unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred (as provided in Section 5 hereof), the Corporation shall pay such dividends, in cash to the holder(s) of Preferred.

      Section 3. Liquidation Preference.

            (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Shares by reason of their ownership thereof, the amount of
(i) $0.55 per share for each share of Series A Preferred and (ii) $0.85 per share for each share of Series B Preferred, then held by them (as appropriately adjusted for any stock dividends, stock splits, recapitalization, consolidation, or the like, with respect to such shares), and, in addition, an amount equal to all declared but unpaid dividends on each of the respective series of Preferred, and no more, such amount to be payable in cash, or securities delivered in the transaction, or a combination of both. If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred in proportion to the respective preferential amount each such holder is entitled to receive. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and shall include, the Corporation's sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued, by such other entity.

            (b) Payment to Junior Shares. All of the preferential amounts to be paid to the holders of Preferred under this Section 3 shall be paid or set apart for payment prior to payment or setting apart for payment of any amount for, or the distribution of any amounts to, the holders of any Junior Shares in connection with such liquidation, dissolution or winding up. If the Corporation has assets remaining after payment or setting apart for payment of the preferential amounts so payable to the holders of the Preferred, the holders of Junior Shares shall be entitled to receive all remaining assets of the Corporation, pro rata, based upon the number of shares of Common (or the number of shares of Common into which Junior Shares could be converted) held by each holder at the record date for any distribution.

            (c) Valuation. For purposes of this section 3, if the distributions or consideration received by the shareholders of the Corporation is other than cash, its value will be deemed to be its fair market value as determined in good faith by the Board of Directors of the Corporation. In the case of publicly traded securities listed on an exchange, fair market value shall mean the average last closing sale price as reported by such exchange or by a consolidated transaction reporting system for the five-day period immediately preceding the date such sale, merger, consolidation or other reorganization is consummated. In the case of publicly traded securities not listed on an exchange, fair market value shall mean the average last closing bid price as reported by the National Association of Securities Dealers Automatic Quotation System, Inc. or such successor or similar organization, for the five-day period immediately preceding the date on which such sale, merger, consolidation or other reorganization is consummated.

      Section 4. Mandatory Redemption.

      (a) Mandatory Redemption; Price. The Corporation shall redeem one-third of the Series A Preferred and Series B Preferred outstanding (the "Redeemed Shares") each of January 6, 1994, January 6, 1995 and January 6, 1996. The Corporation shall pay cash for each share to be redeemed pursuant to this
Section 4 in the amount of (i) $0.55 per share of Series A Preferred and (ii) $0.85 per shares of Series B Preferred (the foregoing appropriately adjusted for any stock dividends, stock splits, recapitalization, consolidation, or the like, with respect to such series A Preferred), together with an amount equal to any declared but unpaid [Illegible] dividends on such series of Preferred being redeemed to the date fixed for redemption, and delivery of a certificate representing the number of shares of Common Stock which the holders would have received had they elected to convert the Redeemed Shares into Common upon the Redemption Date (as that term is defined below). The amount to be paid for a share of the series of Preferred to be redeemed is hereinafter referred to as the "Redemption Price."

      (b) Redemption Date; Notice. Not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for any redemption of a series of Preferred (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record of such series of Preferred to be redeemed, at the post office address last shown on the records of the Corporation, specifying the Redemption Date, the total number shares of such series of Preferred being redeemed, the number of shares of such series of Preferred held by the holder to whom such notice is sent, the applicable Redemption Price, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or after the Redemption Date, each holder of the series of Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be cancelled. From and after the Redemption Date, all rights of the holders of the series of Preferred designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In the event fewer than all of the shares represented by such surrendered certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

      (c) Deposit. On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of the series of Preferred designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of one hundred million dollars ($100,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification to the Corporation pursuant to
Section 4(b). The balance of any funds deposited by the Corporation pursuant to this Section 4(c) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

      Section 5. Conversion. The holders of the Preferred shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Preferred shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common, as is determined by dividing (i) $0.55 for each share of Series A Preferred and (ii) $. 85 for each share of Series B Preferred by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion (the "Conversion Price") initially shall be (ii) $0.55 for each share of Series A Preferred and (ii) $0.85 for each share of Series B Preferred, per share of Common. Such Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Automatic Conversion. Each share of Preferred automatically shall be converted into shares of Common at the then effective Conversion Price on the effective date of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the Corporation to the public at a price per share (prior to underwriting commissions and expenses) of not less than $2.00 per share (as adjusted for stock splits, recapitalization, consolidation or the like) and an aggregate offering price of not less than $2,000,000.

            (c) Mechanics of Conversion. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any share of Preferred. If, upon conversion of all of shares of Preferred held by a registered holder which are being converted (after aggregating such shares), except for the provisions of this Section 5(c), the registered holder would be entitled to receive a fractional share of Common, then an amount equal to such fractional share multiplied by the then fair market value (as determined in good faith by the Corporation's Board of Directors) of a share of the Corporation's Common shall be paid by the Corporation in cash to such registered holder. Before any holder of Preferred shall be entitled to convert the same into shares of Common, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, or in the case of automatic conversion on the effective date of the offering as provided in Section 5(b), and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

            (d) Adjustments to Conversion Price for Diluting Issues.

                  (i) Special Definitions. For purposes of this Section 5(d), the following definitions shall apply:

                        (1) 'Options' shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                        (2) 'Convertible Securities' shall mean any evidences of indebtedness, shares (other than Common) or other securities convertible into or exchangeable for Common.

                        (3) 'Additional Shares of Common' shall mean all shares of Common issued (or, pursuant to Section 5(d) (iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common issued or issuable (or pursuant to Section 5(d) (iii), deemed to be issued):

                              (A) upon conversion of shares of Series A
Preferred or Series B Preferred; and

                              (B) to officers, directors or employees of, or
contractors or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or agreement approved by the Board of Directors not exceeding 535,000 shares of Common and including an additional 2,125,000 shares which were held by officers, directors, employees and consultants on October 21, 1988, which are repurchased from officers, directors, employees or consultants upon termination of the employment, consulting relationship or services to the Corporation of such person.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of a series of Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of a series of Preferred.


                  (iii) Deemed Issue of Additional Shares of Common.

                        (1) Options and Convertible Securities. In the event, at any time or from time to time after the Original Issue Date, the Corporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued as to a series of Preferred unless the consideration per share (determined pursuant to Section 5(d)(v) hereof) of such Additional Shares of Common would be less than the applicable Conversion Price in effect on the date of, and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                              (A) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable (including a decrease resulting from the expiration of such Options or the rights of conversion or exchange of such Convertible Securities), upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities as if such Options or Convertible Securities had never been issued;

                              (C) no readjustment pursuant to clause (B) above
shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

                              (D) no readjustment of the Conversion Price shall
occur upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities.

                        (2) Stock Dividends. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common payable in Common, the Additional Shares of Common shall be deemed to have been issued on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section

5(d) (iii)) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred or Series B Preferred in effect on the date of, and immediately prior to such issue, then, and in such event, such Conversion Price for such series of Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by the following formula:

CP(1) = CP(0) x      CS + C/CP(0)/(CS + AS)

where:

(1)  CP(0)     =     the Conversion Price in effect on the date of
                     and immediately prior to such issue;

(2)  CP(1)     =     the Conversion Price as so adjusted;

(3)  CS        =     the number of shares of Common outstanding
                     immediately prior to such issuance (including shares of Common issuable upon conversion or exercise of any Convertible Securities and the Preferred, or upon exercise of Options);

(4)  C         =     the aggregate consideration, if any,
                     received by the Corporation for the total number of Additional Shares of Common so issued, provided that if the Additional
                     Shares of Common are issued without
                     consideration then C shall be zero (0); and

(5)  AS        =     the number of such Additional Shares of
                     Common so issued.

and provided further that, immediately after any Additional Shares of Common are deemed issued pursuant to Section 5(d) (iii), such Additional Shares of Common shall be deemed to be outstanding shares of Common for the purposes of the foregoing formula.

                   (v) Determination of Consideration. For purposes of this
Section 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                        (1) Cash and Property: Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends, and provided further that no deduction shall be made for any commissions or expenses paid or incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received in respect of the Additional Shares of Common, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                        (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y) the maximum number of shares of Common (as set
forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


                        (3) Stock Dividends. Any additional shares of Common deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                  (e) Adjustment for Subdivisions and Combinations. If the Corporation at any time or from time to time effects a subdivision of the outstanding Common, the Conversion Price of such series of Preferred then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common, the Conversion Price of such series of Preferred then in effect immediately before the combination shall be proportionately increased. Any adjustment of the Conversion Price of a series of Preferred under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive, a dividend or other distribution payable in additional shares of Common, then and in each such event the Conversion Price of each series of Preferred then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(e) as of the time of actual payment of such dividends or distributions.

                  (g) Adjustments for Other Dividends or Distributions. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of shares of Common entitled to receive a dividend or other distribution payable in securities or other property of the Corporation (other than shares of Common and other than as otherwise adjusted in this Section 5), then, and in each such event, provision shall be made so that the holders of shares of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Preferred been converted into shares of Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of shares of Preferred.

                  (h) Adjustments for Reclassification. Exchange and Substitution. If the shares of Common issuable upon conversion of the Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capitalization, reclassification or otherwise (other than a subdivision or combination of shares, stock dividend, or reorganization, merger, consolidation or sale of assets, as provided for herein), then and in any such event each holder of Series A Preferred thereafter shall have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common into which such shares of Preferred might have been converted immediately prior to such recapitalization, reclassification or change, all subject to such further adjustments applicable as specified herein.

                  (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of Preferred.

                  (j) Notices of Record Date. In the event that the Corporation shall propose at any time:

                        (i) to declare any dividend or distribution upon its Common, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                        (iii) to effect any reclassification or recapitalization of its Common outstanding involving a change in the Common; or

                        (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred:

                              (1) at least ten (10) days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                              (2) in the case of the matters referred to in
(iii) and (iv) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common shall be entitled to exchange their Common for securities or other property deliverable upon the occurrence of such event).

      Each such written notice shall be given by certified or registered mail, postage prepaid, addressed to the holders of Preferred at the address for each such holder as shown on the books of this Corporation.

                        (k) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation by will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred against impairment.

      Section 6. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of Common issued and outstanding shall have one vote per share and the holder of each share of Preferred shall be entitled to the number of votes equal to the number of shares of Common into which such holder's shares of Preferred could be converted (as adjusted from time to time pursuant to Section 5 hereof) at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of shares of Common and Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. No fractional votes shall be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number.

      Section 7. Covenants. In addition to any other rights provided by law, so long as any Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of the series of Preferred affected (not less than seventy-five percent (75%) in the case of item (c) below) voting as a class:

                  (a) Authorize or issue shares of any class or series having any preference or priority as to dividends or assets superior to any such preference or priority of such series of Preferred; or

                  (b) Increase the authorized number of shares of Preferred or such series of Preferred.

                  (c) Materially and adversely alter or change the rights, preferences, privileges or restrictions of such series of Preferred.

      Section 8. Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of an outstanding share of Preferred shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees, officers, directors, consultants or other persons performing services for the Corporation or any Subsidiary upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

      Section 9. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common.

      Section 10. Status of Converted or Redeemed Stock. In the event any shares of Preferred shall be redeemed or converted, the shares so converted or redeemed shall be cancelled and shall not have the status of authorized but unissued shares of

Preferred and shall not be issuable by the Corporation and the Articles of InCorporation of this Corporation shall be amended to effect the corresponding reduction in the Corporation's capital stock."

      3. The foregoing amendment of Articles of InCorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment of Articles of InCorporation has been duly approved by the required vote of shareholders in accordance with section 902 and 903 of the Corporations Code. The total number of outstanding shares of the Corporation is 2,200,000 shares of Common Stock and 527,724 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the classes voting together and more than 50% of the Series Preferred voting separately as a class. No other class of shares is outstanding.


                                 /s/ Peter Levy
                                     ------------------------
                                     Peter Levy, President


                                     /s/ Steven Gross
                                     ------------------------
                                     Steven Gross, Secretary

       The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

       Executed at San Jose, California on April 9, 1990.


                                 /s/ Peter Levy
                                     ------------------------
                                     Peter Levy, President


                                     /s/ Steven Gross
                                     ------------------------
                                     Steven Gross, Secretary